UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2008

The Knot, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor, New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 219-8555

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2008, the Compensation Committee of the Board of Directors of The Knot approved the 2008 Management Incentive Plan for executive officers (the “Management Incentive Plan”). The Management Incentive Plan is not set forth in a written document.

The Management Incentive Plan is designed to reward each participant based on The Knot’s financial performance together with such participant’s individual performance during the year. For calendar year 2008, The Knot’s financial performance target includes the attainment of consolidated revenue and net income goals. The Compensation Committee of the Board of Directors reviewed The Knot’s 2008 financial performance target as part of its review and approval of the Management Incentive Plan.

Under the Management Incentive Plan, a participant’s incentive is a percentage of his/her base salary. The incentive ranges from 33 1/3 % of base salary if The Knot attains the financial performance target, up to 85% to 100% of base salary, depending on corporate title and responsibilities, if The Knot exceeds the financial performance target. In each case, the actual incentive payment may be less than the formula incentive amount that is based on The Knot’s financial performance, depending on whether and the extent to which individual performance objectives are achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KNOT, INC. (Registrant)

Date: April 24, 2008	By:	/s/ RICHARD E. SZEFC
Richard E. Szefc
Chief Financial Officer